SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 12, 2020
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 644-2748
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2020, Synovus Bank (the “Bank”), a wholly-owned subsidiary of Synovus Financial Corp. (the “Company”), issued $400 million aggregate principal amount of its 2.289% Fixed-to-Floating Rate Senior Bank Notes due 2023 (the “Senior Notes”). The Senior Notes were issued in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Senior Notes were issued under that certain Issuing, Calculation and Paying Agency Agreement, dated as of February 12, 2020, by and between the Bank and The Bank of New York Mellon Trust Company, N.A., as agent. Subject to redemption on February 10, 2022, the Senior Notes will bear interest (i) from and including February 12, 2020, to, but including, February 10, 2022, at a rate of 2.289% per annum and (ii) from and excluding February 10, 2022, to but excluding February 10, 2023 at a rate computed quarterly using an interest rate based on the Secured Overnight Financing Rate, with a daily index maturity plus a spread of 94.5 basis points per annum. The Senior Notes were sold at par resulting in net proceeds, after underwriting commissions and other estimated offering expenses, of approximately $398.5 million. The Bank intends to use the net proceeds from the sale of the Senior Notes for general corporate purposes which may include capital to support asset growth and reducing long-term borrowings.

The foregoing description of the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Note, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Senior Note, which is attached hereto as Exhibit 4.1, is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	2.289% Fixed-to-Floating Rate Senior Bank Notes due 2023

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: February 12, 2020	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel